Exhibit 10.17

AMENDMENT LETTER

From:      Sirona Dental Systems, Inc, as Obligors’ Agent under the Senior Facilities Agreement (as defined below) for and on behalf of each of the Obligors

To:          J.P. Morgan Europe Limited (as Facility Agent under the Senior Facilities Agreement (as defined below))

5 December 2006

Dear Sir,

1.                                      Introduction

(a)                                  We refer to the senior facilities agreement dated 22 November 2006 and made between, amongst others, Sirona Dental Systems, Inc., Schick Technologies, Inc., Sirona Dental Systems GmbH, Sirona Dental Services GmbH, Sirona Dental Systems LLC, Sirona Holding  GmbH, Sirona Immobilien GmbH together with J.P. Morgan plc and UBS Limited as mandated lead arrangers, J.P. Morgan Chase Bank, N.A. and UBS Limited as original lenders and J.P. Morgan Europe Limited as facility agent (the Senior Facilities Agreement);

(b)                                 Capitalised terms defined in the Senior Facilities Agreement have the same meaning when used in this letter, unless expressly defined in this letter.

2.                                      Amendments

Pursuant to Clause 38 of the Senior Facilities Agreement, we request the Majority Lenders’ approval that the following provisions of the Senior Facilities Agreement are amended as follows:

(a)                                  the cross reference to paragraph 2(d) of Part 1 of Schedule 2 (Conditions Precedent to Delivery of a Utilisation Request) in the definition of “Funds Flow Statement” in Clause 1.1 (Definitions) be amended to refer to paragraph 2 (c) of Part 1 of Schedule 2;

(b)                                 the cross reference to paragraph (g) of Clause 21.9 (Limitation on Payment Obligations by German Guarantors and limitation regarding LTIBRs) in the defintion of “German Borrower” in Clause 1.1 (Definitions) be amended to refer to paragraph  (h) of Clause 21.9;

(c)                                  the cross reference to sub-paragraph (b)(viii) of Clause 25.14 (Loans and credit) in the defintion of “Invested Funds” in Clause 1.1 (Definitions) be amended to refer to paragraph (b)(vii) of Clause 25.14;

(d)                                 the cross reference to paragraph 8 of Part II of Schedule 2 (Conditions Precedent) in the definition of “Legal Opinions” in Clause 1.1 (Definitions) be amended to refer to Paragraph 9 of Part II of Schedule 2;

(e)                                  the cross reference to paragraph (c) of Schedule 12 (Certain Funds Default)  in Clause 4.3 (Certain Funds) be amended to refer to Paragraph (b) of Schedule 12;

(f)                                    paragraph (d) of Clause 11.11 (Restrictions) be amended by the insertion of the words “(other than under Clause 11.8 (Equity Proceeds) or Clause 11.9 (Disposal Proceeds))” after the words “ any part of the Revolving Facility which is prepaid “ in such clause;

(g)                                 the cross reference to paragraph (c) of Clause 11.7 (Exit) in paragraphs (a) and (d) of Clause  11.12 (Prepayment elections) be amended to refer paragraph (b) of Clause 11.7;

(h)                                 Clause 16.3 (Tax Indemnity) be amended by the deletion of the word “and” and its replacement with the word “or” at the end of the paragraph (b) (i) of such clause;

(i)                                     the cross reference to sub-paragraph (b) (iii) of Clause 25.7 (Acquisitions) in the defintion of “Consolidated Adjusted EBITDA” in Clause 24.1 (Financial definitions) be amended to refer to sub-paragraph (b) (ii) of Clause 25.7;

(j)                                     the cross reference to paragraph (a) of Clause 23.1 (Financial Statements)  in the defintion of “Semi-Annual Financial Statements” in Clause 24.1 (Financial definitions) be amended to refer to paragraph (b) of Clause 23.1;

(k)                                  paragraph (a) of Clause 24.2 (Financial condition) be amended by the deletion of the word “less” and its replacement with the word “greater” in the third line of such clause;

(l)                                     the cross reference to sub-paragraph (b) (iii) of Clause 25.7 (Acquisitions) in Clause 24.4 (Adjustments) be amended to refer to sub-paragraph (b) (ii) of Clause 25.7;

(m)                               the cross reference to sub-paragraph (xvi) in sub-paragraph (xvi) of Clause 25.11 (Negative pledge) be amended to refer to sub-paragraph (xv) of such clause;

(n)                                 the cross reference to sub-paragraph (b) (vii) of Clause 25.14 (Loans and Credit) in paragraph (c) of Clause 25.16  (Dividends, share capital redemptions and payments on subordinated debt) be amended to refer to sub-paragraph (b) (vi)  of Clause 25.14.

3.                                      Agreement

By countersigning this letter the Facility Agent (acting on the instructions of the Majority Lenders) agrees to the amendments set out above.  Except as expressly amended by this letter the Finance Documents shall continue in full force and effect in accordance with their respective terms.

4.                                      Governing Law

This letter is governed by English law.

This letter is a Finance Document.

Please sign and return a copy of this letter to confirm your agreement to the above.

Yours faithfully,

/s/ SIMONE BLANK

for
Sirona Dental Systems, Inc
for itself and as agent for each

of the other Obligors under the Senior Facilities Agreement

We agree to the above.

/s/ CYRUS METHA

for
J.P. MORGAN EUROPE LIMITED
as Facility Agent for

and on behalf of the Majority Lenders
under the Senior Facilities Agreement